UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
   _____________________
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
ABX Holdings, Inc.
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 1.02	Termination of a Material Definitive Agreement.

On May 9, 2011, Air Transport Services Group, Inc. ("ATSG") paid off its Credit Agreement (the “Prior Senior Credit Agreement”), dated December 31, 2007, with SunTrust Bank as Administrative Agent, Regions Bank as Syndication Agent and the other lenders from time to time a party thereto in an aggregate principal amount of $345 million, consisting of (i) a $75 million secured revolving credit facility (the “Revolver”) and (ii) a $270 million secured term loan (the “Term Loan,” and together with the Revolver, the “Prior Senior Loans”). ATSG's wholly owned subsidiaries, ABX Air, Inc. and Cargo Holdings International, Inc., were co-borrowers on the Prior Senior Loans. See also Item 2.03 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On May 9, 2011, Air Transport Services Group, Inc. ("ATSG") entered into a Credit Agreement (the “Senior Credit Agreement”) with SunTrust Bank, as Administrative Agent, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, Bank of America, N.A., as Documentation Agent, and the other lenders from time to time a party thereto, in an aggregate principal amount of $325 million, consisting of (i) a $175 million secured revolving credit facility (the “Revolver”) and (ii) a $150 million secured term loan (the “Term Loan,” and together with the Revolver, the “Senior Loans”). Cargo Aircraft Management, Inc. ("CAM") is the borrower on the Senior Loans. The proceeds of the Senior Loans were used to pay off ATSG's existing credit facilities and will be used for working capital, capital expenditures and general corporate purposes. The Senior Loans have an accordion feature by which CAM has the right to increase, upon satisfaction of certain conditions, the total aggregate amount of the Senior Loans by up to $50 million. The term of each of the Senior Loans is five years. The Term Loan will amortize in quarterly payments, beginning on June 30, 2012, in an aggregate annual amount equal to 5% of the original principal amount of the Term Loan for the first year and thereafter in an aggregate annual amount equal to 10% of the original principal of the Term Loan.
The Senior Loans are secured by substantially all of the Boeing 767 and 757 aircraft of CAM, and guaranteed by ATSG and all present and future, direct and indirect, domestic subsidiaries of ATSG other than CAM (collectively, the “Guarantors”). The Guarantors have each granted a security interest in any current or future ownership interest in such aircraft. Further, CAM has granted security interests in such aircraft pursuant to three separate FAA Aircraft Security Agreements.
The Senior Credit Agreement contains certain events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Senior Loans, cross-defaults to other indebtedness, bankruptcy, insolvency, invalidity of lien position, various ERISA violations, the incurrence of material judgments and changes in control.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	May 13, 2011